JOHN HANCOCK FUNDS, LLC
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Selling Agreement
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                           [John Hancock Funds Logo]

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                            John Hancock Funds, LLC
                             101 Huntington Avenue
                             Boston, MA 02199-7603

                               Selling Agreement
                                (Broker/Dealer)

John Hancock Funds, LLC ("we" or "us") is the principal distributor of the shares of beneficial interest (the "Shares") of each of the John Hancock mutual funds (the "Funds"). Such Funds are those listed on Schedule A hereto which may be amended or supplemented from time to time by us, upon written notice. The Funds are open-end investment companies registered under the Investment Company Act of 1940, as amended. The Funds offer their Shares for sale in accordance with the terms and conditions contained in the Prospectus and Statement of Additional Information of each Fund. As you are a member of the National Association of Securities Dealers, Inc. ("NASD"), you may serve as a non-exclusive Participating Broker/Dealer to distribute the Shares under the following terms and conditions:

SCOPE OF AUTHORITY
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In all  transactions  in  Shares,  you  shall  act as an agent on behalf of your
Client-shareholders and not as our agent or the agent of the Funds except for the limited purpose of receiving orders from your Clients for the purchase or redemption of Fund Shares. Neither party shall hold itself out to the public as the other party's agent and you shall not hold yourself out to the public as an agent of the Funds. No person is authorized to make any representations concerning Shares except those contained in the prospectuses (which you shall deliver to each customer at time of or prior to any purchase) and Statements of
Additional   Information   (hereinafter   referred  to   collectively   as  "the
Prospectus(es)") and in such printed information as issued by us. To the extent that the Prospectus(es) contain terms that are inconsistent with the terms of
this  Selling  Agreement,   the  terms  of  the  relevant  Prospectus  shall  be
controlling. Nothing contained in this Selling Agreement shall be deemed to constitute or create a partnership, association, joint venture or agency relationship between us or between you and the Funds.

PURCHASE AND REDEMPTION ORDERS
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1.   General Procedures for Order and Settlement

     (a) Purchases: You shall offer and sell Shares only at the public offering price which shall be applicable to, and in effect at the time of, each transaction. All orders to purchase Shares accepted by us before the close of regular trading on the New York Stock Exchange ("NYSE") will be executed at that day's share price. Orders received by us after the close of regular trading on the NYSE will be executed at the next business day's price. Share certificates will not be issued.

     (b) Acceptance: All orders for the purchase of Shares are subject to acceptance or rejection by us in our sole discretion. The minimum dollar purchase of Shares of each Fund by any investor shall be the applicable minimum amount described in the then current Prospectus(es) and no order for less than such amount will be accepted hereunder.

     (c) Settlement: You shall wire payment for Shares so that it is received by the Fund's custodian within one business day (or such other time period that we may establish from time to time and of which we notify you) after acceptance by John Hancock Signature Services, Inc. (hereinafter "Transfer Agent") of a purchase order. If you fail to make payment as aforesaid, we may cancel the sale or liquidate the
          Shares at the then prevailing net asset value without any responsibility or liability on the part of us or the Funds.You agree that you shall be liable for any loss, including loss of profit, suffered by us or the Funds resulting from your failure to make payment as described above.

     (d) Redemption Orders: You shall accept orders for the repurchase or redemption of Shares only at each Fund's net asset value which shall be applicable to and in effect at the time of the transaction. Except as permitted by applicable law, you agree not to purchase any Shares from your customers at a price lower than the redemption or repurchase prices then computed by the Funds.

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     (e)  Procedures:  The procedures relating to all orders and the handling of
          them  shall  be   subject   to  the  terms  of  the  then   applicable
          Prospectus(es), and new account application, including amendments, for each Fund and each class of such Fund, and our written instructions provided and amended from time to time.

     (f) Prospectuses, Proxy materials, Reports: With respect to all Dealer-controlled accounts, you agree that, upon our request, you will deliver or cause to be delivered to Client-shareholders: (a) copies of amended prospectuses (including "stickers"); (b) shareholder proxy materials; and (c) copies of Funds', annual and semi-annual reports.

2. Fund/Serv and Networking You and we may agree to process all orders for the purchase and redemption of Shares by you via the National Securities Clearing Corporation ("NSCC") Fund/SERV system by jointly executing the Schedule B to this Selling Agreement.

WARRANTIES AND REPRESENTATIONS
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1.   Each party  represents  that it has full power and  authority to enter into this Selling Agreement and that it shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Selling Agreement. Each party shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Selling Agreement. The foregoing activities shall be conducted by each party in a competent manner and in compliance with (a) all applicable federal and state laws, rules and regulations, including, if applicable under the terms of this Selling Agreement, NSCC rules and procedures relating to Fund/SERV and Networking; and (b) the then current Prospectuses of the Funds.

2. The Prospectuses and written marketing materials provided by us to you shall not contain any untrue statement of a material fact or omission of a material fact required to be stated. Each Fund's registration statement complies in all material respects with applicable regulatory and disclosure requirements.

3. We represent that each Fund's Shares have been registered or qualified for sale under the federal securities laws and that appropriate notice filings or other qualifications have been made under the securities laws of those states and jurisdictions that require registration prior to sale.

4. You represent that you are a "broker-dealer" as defined in Section 3(a)(4) or 3(a)(5) of the 1934 Act and are registered with the SEC and that you are licensed to offer and sell securities of open-end investment companies in all jurisdictions in which you plan to offer and sell the Fund Shares.

5. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and the Securities Investor Protection Corporation ("SIPC") and you agree to promptly notify us if you cease to be a member in good standing of the NASD or SIPC. You agree to abide by the Constitution and By-Laws of the NASD including without limitation its Conduct Rules. You agree to abide by the requirements for breakpoint disclosure set forth in NASD Notice to Members 02-85. You agree to take full responsibility for the suitability of your mutual fund recommendations, solicitations and sales to your customers and to ensure that your customers are aware of the advantages and disadvantages of selecting one class of Shares over other classes, including the specific costs and economic advantages or disadvantages of each Share class in the particular circumstances of each customer.

6. Each party represents and acknowledges that it maintains policies relating to the privacy of consumer financial information in accordance with Regulation S-P. You agree to promptly notify us upon discovery of the loss or unauthorized disclosure of non-public personal information of your customers.

7. You represent that you have established and will maintain an anti-money laundering ("AML") program designed to comply with all applicable AML laws and regulations, including applicable provisions of the Bank Secrecy Act and the USA Patriot Act, as well as with all regulations administered by the U.S. Department of the Treasury's Office of Foreign Asset Control. You agree that you will perform the Customer Identification Program requirements of the USA Patriot Act with respect to orders transacted pursuant to this Selling Agreement. You agree to provide us with annual certification of your compliance with this sub-paragraph.

8. You represent that your written policies and procedures provide reasonable assurance that: (a) Orders for the purchase, redemption or exchange of Shares of the Funds received by you prior to the close of the NYSE (the Funds' "Pricing Time") are properly transmitted to the Funds (or their agents) for execution at the current day's net asset value ("NAV");

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     (b)  Fund  Orders  received  by you  after  the  Fund(s)  Pricing  Time are properly transmitted to the Fund(s) (or their agents) for execution at the next day's NAV;

     (c) All transactional information is delivered to the Funds in a timely manner; and

     (d) Fund Orders are processed by you in accordance with the requirements of the Funds' Prospectus(es) and statement of additional information including, when applicable, the collection of a redemption fee from Clientshareholders initiating Fund orders.

9. You represent that, after due inquiry and diligence, you believe that policies and procedures have been designed and implemented effectively by any third parties to which your firm has designated the responsibility to distinguish and appropriately process Fund Orders received prior to and after the Funds' Pricing Time.

10. The public offering price of the Shares may reflect scheduled variations in, or the elimination of, the sales charge on sales of the Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus(es). You agree that you will apply any scheduled variation in, or elimination of, the sales charge uniformly to all offerees in the class(es) specified in the Prospectus(es).

FREQUENT EXCHANGES
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You acknowledge the right of the Funds, in their sole discretion,  to cancel the exchange privileges (or reject any exchange or purchase orders) of any parties who, in the opinion of the Funds, are engaging in so-called "market timing" or any other excessive trading practices which may disrupt portfolio management strategies and increase Fund expenses. You agree to cooperate fully with us in our efforts to detect and eliminate excessive trading in Shares of the Funds,
upon  our   reasonable   request.   You   represent   that  you   fulfill   your
responsibilities under NASD Notice to Members 03-50 to maintain policies and procedures reasonably designed to prevent collusion between you and any affiliate of the Funds to circumvent the Prospectuses' stated policy regarding market timing.

COMPENSATION
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1.   Reallowance  -- The  amount  of sales  compensation  to be paid to you (the
     "Reallowance") as a percentage of the offering price is set forth in the then current Prospectus of each Fund. If, at any time, the sales charges on any class of Shares offered by the Fund exceed the maximum sales charge permitted by the NASD Conduct Rules, we reserve the right to amend, modify or curtail payment of any or all compensation due on such Shares immediately and without notice. We shall pay a Reallowance subject to the provisions of this Selling Agreement on all purchases made by your Client-shareholders pursuant to orders accepted by us: where an order for the purchase of Shares is obtained by your registered representative and remitted promptly by you; where a subsequent investment is made to an
     account  established  by  your  registered   representative;   or  where  a
     subsequent  investment is made to an account established by a broker/dealer
     other  than  you  and  is   accompanied   by  a  signed  request  from  the
     Client-shareholder that your registered representative receive compensation for that investment and/or for subsequent investments made in such account. If, for any reason, a purchase transaction is reversed, you shall not be entitled to receive or retain any part of the Reallowance on such purchase and shall pay to us on demand in full the amount of the Reallowance received by you in connection with any such purchase. We may withhold and retain from the amount of the Reallowance due you a sum sufficient to discharge any amount due and payable by you to us. All deferred sales charges may be deducted from any Reallowance paid.

2. Rule12b-1 Fees --Certain of the Funds have adopted and maintain in effect a plan under Investment Company Act Rule 12b-1, as described in the relevant Prospectuses. To the extent that you provide distribution services to the Fund(s) or Fund-related assistance to your Client-shareholders who invest in such Funds, you may be entitled to receive compensation from us, in addition to the Reallowance, in the amount and manner set forth in the Prospectus and Statement of Additional Information. These 12b-1 payments may be made PROVIDED that your Clientshareholders have invested in the Funds' combined average daily net assets for the preceding quarter of no less than $1 million in 12b-1 eligible (aged) assets, or an individual registered representative of your firm has invested in the Funds' combined average daily net assets for the preceding quarter of no less than $250,000 in 12b-1 (aged) assets. Upon written notice to you, we or any Fund may change or discontinue any schedule of distribution payments or service payments, or issue a new schedule. A schedule of distribution payments or service payments will be in effect with respect to a Fund that has a 12b-1 plan only so long as that Fund's plan remains in effect.

SALES CHARGE REDUCTIONS AND WAIVERS
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Our Prospectuses describe various circumstances in which front-end sales charges are subject to reductions or CDSC fees are subject to waiver. You agree that you will notify us of any and all fee reductions or waivers to which your Client-shareholder is entitled at the time the trade is placed with Transfer Agent. You shall be responsible for any losses caused your Client(s) due to your failure to timely provide such information.

USE OF NAMES
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We, our  affiliates  and the Funds (the "JHF parties") are the owners of various registered trademarks, service marks and Fund names (collectively, "JHF Logos"). We grant you a non-exclusive, non-transferable, royalty-free license to use the JHF Logos in your sales literature provided: you do nothing inconsistent with the ownership of the JHF Logos by us and our affiliates; you use the JHF Logos only in the form and manner preapproved by us in your sales literature; and you agree to place all necessary and proper notices and legends on the sales literature in order to protect the interests of the JHF parties in the JHF Logos. The license granted herein shall terminate automatically upon the termination of this Selling Agreement.

CONFIDENTIAL INFORMATION
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Notwithstanding anything to the contrary in this Selling Agreement:

1. "Confidential Information": Includes without limitation all information regarding the customers of the parties to this Selling Agreement and any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

2. Neither party may disclose Confidential Information for any purpose other than to carry out the purpose for which the Confidential Information was provided to that party as set forth in this Selling Agreement; and each party agrees to cause its employees, agents and representatives, or any other person to whom the parties may provide access or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

3. The parties agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconveniences to any of the Customers of the parties or any of their subsidiaries, affiliates or licensees; the parties further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 8.

4.   This Section 8 shall survive the termination of this Selling Agreement.

INDEMNITY
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Each party hereto (the  "Indemnitor")  agrees to indemnify and hold harmless the others, including their respective affiliates, and each of their current and former directors, trustees, officers, employees and agents (the "Indemnitees"), against any losses, claims, damages, liabilities or expenses to which the Indemnitees may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof, hereinafter "Actions") arise out of or are based upon any negligent act or omission in performing its duties under this Selling Agreement, any failure by the Indemnitor to comply with the terms of this Selling Agreement or any breach by the Indemnitor of any representation, warranty or covenant in this Selling Agreement. The Indemnitor will reimburse the Indemnitees for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim or action. In addition, you shall indemnify us and hold us harmless against any Actions arising out of exchange requests initiated by you via facsimile or changes to the broker/dealer of record that do not include original
or  underlying  documentation  supporting  such  instructions.   This  indemnity
agreement will be in addition to any other remedies which the Indemnitees may otherwise have and shall survive the termination of this Selling Agreement. If any third party threatens to commence or commences any action for which the Indemnitor may be required to indemnify the Indemnitee, the Indemnitee shall promptly give notice thereof to the Indemnitor. The Indemnitor shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnitee, to assume control of the defense of such action with counsel selected by the Indemnitor, which counsel shall be reasonably satisfactory to the Indemnitee. If the Indemnitor assumes the control of the defense, the Indemnitee may participate in the defense of such claim at its own expense. The Indemnitor may not settle or compromise the liability of the Indemnitee in such action or consent to or permit the entry of any judgment in respect thereof without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. It is further understood that no third party is intended to be made a third party beneficiary of the provisions of this Section 9.

RECORD RETENTION AND AUDIT
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You shall  maintain  all  records  required  to be kept by state and federal law relating to transactions in Shares and, upon our request, shall promptly make such records available to the Fund(s). We and/or the Fund(s) each reserves the right to conduct an audit of you and your affiliates to monitor compliance with the terms of this Selling Agreement and the Fund(s') policies on the acceptance of orders for purchase or redemption and market timing. Such audit(s) may be conducted by us or our agent upon reasonable notice. This provision shall survive the termination of this Selling Agreement with respect to transactions occurring before such termination.

DISPUTE RESOLUTION
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In the event of a dispute  concerning  any provision of this Selling  Agreement, either party may require the dispute to be submitted to binding arbitration under Code of Arbitration Procedure of the NASD. Arbitration shall take place in the city of Boston, Massachusetts. Any decision that shall be made in such arbitration shall be final and binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction. This Selling Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This provision shall survive the termination of this Selling Agreement.

TERMINATION, AMENDMENT, ASSIGNMENT
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We reserve the right to amend this  Selling  Agreement  at any time by providing you with written notice of such amendment. Your action of placing an order or accepting payments of any kind after the effective date and receipt of notice of any such Amendment shall constitute your acceptance of such Amendment. Either party may terminate this Selling Agreement upon 30 days' written notice except that it shall be automatically terminated if either party files for bankruptcy or is terminated as an NASD member. This Selling Agreement may not be assigned by you except by our written consent. Upon the termination of this Selling Agreement, all payments made pursuant to it, including but not limited to
Reallowance  compensation  and  Rule  12b-1  payments  (if  applicable),   shall
terminate.

NOTICES
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All notices required or permitted to be given under this selling Agreement shall be given in writing and delivered by personal deliver, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to us shall be given or sent to us at our offices located at 101 Huntington Avenue, Boston, MA 02199, ATTN: Karen Walsh. All notices to you shall be given or sent to you at the address specified by you below.

COMPLETE AGREEMENT
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This Selling  Agreement  supersedes and cancels any prior agreement  between us, whether oral or written, relating to the sale of shares of the Funds or any other subject covered by it.

Soliciting Dealer Profile

Date ____________________________  Firm CRD Number _____________________________

________________________________________________________________________________
Name of Participating Dealer

By: ____________________________________________________________________________
Authorized Representative

________________________________________________________________________________
Name (please print)

________________________________________________________________________________
Title (please print)

________________________________________________________________________________
Address

________________________________________________________________________________
Telephone Number

Mutual Fund Coordinator: _______________________________________________________


In order to service you efficiently, please provide the following information on your Mutual Funds Operations Department:

Operations Manager _____________________________________________________________

Order Room Manager _____________________________________________________________

Operations Address______________________________________________________________

Telephone __________________________________ Fax _______________________________


                              ACCEPTED AND AGREED
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JOHN HANCOCK FUNDS, LLC                   JOHN HANCOCK SIGNATURE SERVICES, INC.


By: __________________________________    By: __________________________________


______________________________________    ______________________________________
                Title                                     Title

_____________________________________     ______________________________________
                Dated                                     Dated

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Pay Office Branch Number:_______________________________________________________
       (If no pay office branch number is indicated, we will assume #001)

Dealer Number:__________________________________________________________________
           (to be assigned by John Hancock Signature Services, Inc.)